UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2010

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Elixir Gaming Technologies, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.              Submission of Matters To a Vote of Security Holders

We held an annual meeting of shareholders on July 23, 2010, for purposes of:

•                  Electing five directors, each to serve until our 2011 Annual Meeting of Stockholders;

•                  Ratifying the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

•                  Approving an amendment to our articles of incorporation to change our corporate name to Entertainment Gaming Asia Inc.; and

•                  Approving an amendment to our 2008 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan.

All of the persons nominated to serve on our board of directors, namely Clarence Chung, Vincent L. DiVito, John W. Crawford, J.P., Samuel Tsang and Anthony Tyen, Ph.D., were elected to our board of directors, with shares voted as follows:

	Shares voted for	Shares withheld
Clarence (Yuk Man) Chung	70,590,894	170,145
Vincent L. DiVito	70,452,393	308,646
John W. Crawford, J.P.	70,585,119	175,920
Samuel Tsang	70,582,609	178,430
Anthony Tyen, Ph.D.	70,582,609	178,430

In addition, our shareholders approved each of the other proposals set forth at the meeting as follows:

Our shareholders ratified the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2010, with shares voted as follows:

Shares voted for	104,025,942
Shares against	124,506
Shares abstaining	40,105

Our shareholders approved an amendment to our articles of incorporation to change our corporate name to Entertainment Gaming Asia Inc., with shares voted as follows:

Shares voted for	103,863,262
Shares against	264,364
Shares abstaining	62,927

Our shareholders approved an amendment to our 2008 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan, with shares voted as follows:

Shares voted for	69,771,925
Shares against	947,137
Shares abstaining	41,977

There were 33,429,514 broker non-votes cast in the election of directors and on the amendment to our 2008 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: July 27, 2010	/s/ Clarence Chung
Clarence Chung
Chief Executive Officer